UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2018

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o MagnaChip Semiconductor S.A.
1, Allée Scheffer, L-2520
Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Entry into New Employment Agreements – Theodore Kim and Woung Moo Lee

General Overview and Terms

In connection with the holistic review of our compensation programs conducted by the Compensation Committee of our Board of Directors throughout 2017, on October 22, 2018, we entered into a new employment agreement (each, an “Employment Agreement” and, collectively, the “Employment Agreements”) with each of the following two officers of MagnaChip Semiconductor Corporation (“Parent”) and MagnaChip Semiconductor Ltd., Parent’s Korean subsidiary (together with any of its affiliates as may employ such officers from time to time, and Parent, the “Company”): (a) Theodore Kim, our Chief Compliance Officer, Executive Vice President, General Counsel and Secretary and (b) Woung Moo Lee, our Executive Vice President and General Manager, Standard Products Group. The Employment Agreements further align Messrs. Kim and Lee’s interests with those of our shareholders by establishing an equity grant program that serves to (i) gradually increase each officer’s potential stock ownership and (ii) balance short-term operational goals with long-term shareholder return. The Employment Agreements also reflect certain changes to Messrs. Kim and Lee’s prior employment terms to bring them within market practices, including the removal or modification of certain provisions that were determined to no longer be appropriate or desirable.

The Employment Agreements provide for an annual base salary of $330,000 for Mr. Kim and KRW350,000,000 for Mr. Lee and an opportunity to earn an annual bonus under the terms of the Company’s Profit Sharing Plan as are then in effect in amounts determined by our Board of Directors based on the achievement of performance goals. Messrs. Kim and Lee are eligible to participate in the Company’s benefit programs as in effect from time to time (which will include tax equalization payments for Mr. Kim for each taxable year in an amount equal to the amount necessary to put Mr. Kim in the same after-tax position that he would been in if Mr. Kim had been subject to only United States federal, state, and local income taxes).

Under his Employment Agreement, Mr. Kim is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon termination of his employment by the Company without “Cause” or his resignation for “Good Reason,” in each case not in connection with a “Change in Control” (each as defined in his Employment Agreement), he is entitled to receive (i) 12 months of continued base salary (as then in effect or in effect prior to any diminution constituting Good Reason) (the “Salary Payment”), (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination), (iii) a lump sum payment equal to the cost of 12 months of Company-paid insurance premiums (the “Insurance Payment”), (iv) 90 days’ continuation of Mr. Kim’s expatriate benefits, and (v) to the extent that Mr. Kim is eligible to receive such payments as part of his expatriate benefits, a repatriation allowance in the amount of one months’ base salary and certain repatriation expenses as described in his Employment Agreement. Further, Mr. Kim will vest in full in all equity awards granted prior to January 1, 2018, and will vest in pro rata portions of all equity grants made on or after January 1, 2018, as more fully described in his Employment Agreement.

If, during a period of time that (x) the Company is party to a definitive corporate transaction agreement the consummation of which would result in a Change in Control or (y) is within 18 months following a Change in Control, Mr. Kim’s employment is terminated by the Company without Cause or by Mr. Kim for Good Reason, then Mr. Kim will be entitled to the severance payments described above, provided that the Salary Payment instead will equal the sum of (xx) one and one-half times the Mr. Kim’s base salary (as then in effect or in effect prior to any diminution implicating Good Reason) and (yy) if the Date of Termination occurs after June 30th of the calendar year in which the Date of Termination occurs, an amount equal to an additional month of base salary for each month that has passed since July 1st through the Date of Termination (rounding up for any partial months), all of which will be payable in a lump sum on the sixtieth (60th) day following the Date of Termination. Further, Mr. Kim will vest in full in all equity awards granted prior to January 1, 2018 and in the time-based restricted stock units and PSUs (as defined below) granted or to be granted to Mr. Kim as described below.

Mr. Kim’s right to receive any Change in Control or other severance payments provided in his Employment Agreement is subject to his execution of a release of claims against us and his compliance with certain restrictive covenants.

The initial term of employment under Mr. Kim’s Employment Agreement is for three years, unless earlier terminated. At the end of the initial term, the term of Mr. Kim’s Employment Agreement will automatically be extended for successive one year periods unless notice of non-extension of the term of the Employment Agreement is provided by Mr. Kim or the Company. In the event Mr. Kim’s employment terminates at the expiration of the term of the Employment Agreement after the Company has provided notice of non-extension of the term, such termination will be treated as a termination without cause and the Salary Payment and the Insurance Payment will be reduced from 12 months to six months (unless such non-renewal is during a period of time when the Company is party to a definitive corporate transaction agreement the consummation of which would result in a Change in Control or is within 18 months following a Change in Control).

Under his Employment Agreement, Mr. Lee is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon termination of his employment by the Company without “Cause” or his resignation for “Good Reason,” in each case not in connection with a “Change in Control” (each as defined in his Employment Agreement), he is entitled to receive (i) the Salary Payment, and (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination). Further, Mr. Lee will vest in full in all equity awards granted prior to January 1, 2018, and will vest in pro rata portions of all equity grants made on or after the January 1, 2018, as more fully described in his Employment Agreement.

If, during a period of time that (x) the Company is party to a definitive corporate transaction agreement the consummation of which would result in a Change in Control or (y) is within 18 months following a Change in Control, Mr. Lee’s employment is terminated by the Company without Cause or by Mr. Lee for Good Reason, then Mr. Lee will be entitled to the severance payments described above, provided that the Salary Payment instead will equal one and one-half times Mr. Lee’s base salary (as then in effect or in effect prior to any diminution implicating Good Reason), payable over 12 months beginning on the sixtieth (60th) day following the Date of Termination. Further, Mr. Lee will vest in full in all equity awards granted prior to January 1, 2018 and in the time-based restricted stock units and PSUs granted or to be granted to Mr. Lee as described below.

Mr. Lee’s right to receive any Change in Control or other severance payments provided in his Employment Agreement is subject to his execution of a release of claims against us and his compliance with certain restrictive covenants.

Mr. Lee’s Employment Agreement will remain in effect until terminated as provided under the terms of his Employment Agreement.

The Employment Agreements contain customary non-competition, non-solicitation and confidentiality provisions. To the extent required by applicable law and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which equity of the Company or Parent is listed or quoted, or if so required pursuant to a written policy adopted by the Company or Parent, payments under the Employment Agreements or in respect of Company or Parent equity incentive awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements. The Employment Agreements also provide that Messrs. Kim and Lee will be subject to any stock ownership guidelines and holding requirements as may be implemented by our Board of Directors from time to time.

2018 Equity Grants

In connection with his entry into his Employment Agreement, on October 22, 2018, Mr. Kim was granted 30,000 time-based restricted stock units that generally vest in specified tranches over three years, subject to his continued employment on such dates.

On October 22, 2018, Mr. Kim was granted 8,000 (assuming achievement at target performance level) performance-based restricted stock units (“PSUs”), eligible to vest based on certain annual operations plan goals during the period from January 1, 2018 through December 31, 2018 (“AOP PSUs”), which at maximum achievement, would constitute an award equal to 9,320 AOP PSUs.

On October 22, 2018, Mr. Kim was granted 6,000 (assuming achievement at target performance level) relative total shareholder return-based PSUs eligible to vest based on the Company’s total shareholder return relative to the S&P Semiconductor Index during the period from January 1, 2018 through December 31, 2020, with payouts ranging from 0 to 200% of the target amount (“TSR PSUs”), which at maximum achievement, would constitute an award equal to 12,000 TSR PSUs.

Mr. Kim’s Employment Agreement also provides that, subject to his continued employment with the Company, Mr. Kim will be granted the following AOP PSUs in 2019 and 2020 that are generally subject to the same terms as Mr. Kim’s 2018 grants, within 60 days following January 1 of 2019 and 2020, respectively:

•

For 2019, an award of AOP PSUs based on certain annual operations plan goals during the period from January 1, 2019 through December 31, 2019 with an overall target-level award equal to 8,000 AOP PSUs, and at maximum achievement, an award equal to 12,000 AOP PSUs, subject to adjustment as provided by the award agreement.

•

For 2020, an award of AOP PSUs based on certain annual operations plan goals during the period from January 1, 2020 through December 31, 2020 with an overall target-level award equal to 8,000 AOP PSUs, and at maximum achievement, an award equal to 12,000 AOP PSUs, subject to adjustment as provided by the award agreement.

In connection with Mr. Lee’s entry into his Employment Agreement, on October 22, 2018, Mr. Lee was granted 35,000 time-based restricted stock units that generally vest in specified tranches over three years, subject to his continued employment on such dates.

On October 22, 2018, Mr. Lee was granted 9,333 AOP PSUs (assuming achievement at target performance level), which at maximum achievement, would constitute an award equal to 10,873 AOP PSUs.

On October 22, 2018, Mr. Lee was granted 7,000 (assuming achievement at target performance level) TSR PSUs, which at maximum achievement, would constitute an award equal to 14,000 TSR PSUs.

Mr. Lee’s Employment Agreement also provides that, subject to his continued employment with the Company, Mr. Lee will receive the following AOP PSU grants in 2019 and 2020 that are generally subject to the same terms as Mr. Lee’s 2018 grants, within 60 days following January 1 of 2019 and 2020, respectively:

•

For 2019, an award of AOP PSUs based on certain annual operations plan goals during the period from January 1, 2019 through December 31, 2019 with an overall target-level award equal to 9,333 AOP PSUs, and at maximum achievement, an award equal to 14,000 AOP PSUs, subject to adjustment as provided by the award agreement.

•

For 2020, an award of AOP PSUs based on certain annual operations plan goals during the period from January 1, 2020 through December 31, 2020 with an overall target-level award equal to 9,333 AOP PSUs, and at maximum achievement, an award equal to 14,000 AOP PSUs, subject to adjustment as provided by the award agreement.

The foregoing descriptions of Mr. Kim’s Employment Agreement, and grants of time-based restricted stock units, TSR PSUs, and AOP PSUs are qualified in their entirety by reference to the full text of Mr. Kim’s Employment Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The foregoing descriptions of Mr. Lee’s Employment Agreement, and grants of time-based restricted stock units, TSR PSUs, and AOP PSUs are qualified in their entirety by reference to the full text of Mr. Lee’s Employment Agreement, the Company’s form of Restricted Stock Units Agreement, the Company’s form of Restricted Stock Units Agreement (TSR Performance), and the Company’s form of Restricted Stock Units Agreement (AOP Performance), respectively, which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 to this report, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement with Theodore Kim, dated October 22, 2018

10.2	Employment Agreement with Woung Moo Lee, dated October 22, 2018

10.3	Form of Restricted Stock Units Agreement

10.4	Form of Restricted Stock Units Agreement (TSR Performance)

10.5	Form of Restricted Stock Units Agreement (AOP Performance)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: October 26, 2018	By:	/s/ Theodore Kim
Theodore Kim Chief Compliance Officer, Executive Vice President, General Counsel and Secretary